UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 22, 2010

Universal Gold Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Gottbetter & Partners LLP 488 Madison Avenue, 12th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement

The disclosure under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

On June 22, 2010, we completed the second closing of a private placement offering (the “Offering”) of shares of our common stock, par value $0.001 per share (the “Shares”), at $0.10 per share, to foreign and accredited investors (the “Investors”) in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S and/or Regulation D promulgated under the Securities Act.  The sale of such Shares was made pursuant to the terms of several Subscription Agreements, dated as of June 22, 2010, between us and each Investor which are identical, in all material respects, to the Subscription Agreements utilized by us with respect to the initial closing under the Offering.  We sold an aggregate of 14,750,000 shares in the second closing of the Offering, resulting in gross proceeds of $1,475,000.  We sold an aggregate of 23,000,000 Shares in the initial closing of the Offering, resulting in gross proceeds of $2,300,000. We have now sold an aggregate of 37,750,000 Shares in the Offering resulting in aggregate gross proceeds of $3,775,000.  The maximum number of shares that we may sell in the Offering is 30,000,000 plus up to an additional 10,000,000 shares that we may sell pursuant to an over-allotment option.  The remaining Shares eligible for sale under the Offering may be offered and sold through and including June 30, 2010.  No underwriting discounts or commissions were paid or are payable in connection with the Offering.

We have granted registration rights to the Investors purchasing Shares in the Offering, pursuant to a Registration Rights Agreement among us and the Investors, dated as of May 24, 2010.  Thereunder, we are required to file a registration statement relating to the resale of the Shares sold in the Offering within 75 days of the earliest of the final closing under the Offering or the termination date of the Offering (the “Registration Filing Date”) and cause such registration statement to be declared effective within 180 days after its first filing (the “Registration Effectiveness Date”). We are further required to keep the registration statement effective until the earlier of two years from the date the registration statement is declared effective or until all of the Shares may immediately being sold under Rule 144 during any 90 day period.

In the event that the Securities and Exchange Commission (the “SEC”) should limit the number of Shares that may be sold pursuant to the registration statement, we may remove from the registration statement such number of Shares as specified by the SEC on a pro-rata basis.  Piggyback registration rights shall apply to any Shares that are removed from the registration statement as the result thereof.  If  the registration statement is not filed by the Registration Filing Date, declared effective by the Registration Effectiveness Date of if another Registration Event, as such term is defined in the Registration Rights Agreement, occurs, then we will be required to make payments to each holder of Shares, as partial liquidated damages, a cash sum equal to 1% of the purchase price in the Offering of the Shares which are affected by such Registration Event, for each full thirty (30) days during which such Registration Event continues to affect such Shares (which shall be pro-rated for any period less than 30 days).  Notwithstanding the foregoing, the maximum amount of liquidated damages that must be paid by us shall be an amount equal to 10% of the purchase price paid in the Offering for the Shares which are affected by all Registration Events in the aggregate.  Notwithstanding the foregoing, we will not be liable for the payment of damages for any delay in registration of the Shares that may be included and sold by the holders thereof in the registration statement solely as a result of a cut-back comment received by the SEC.  Further, we will not be liable for the payment of damages with respect to any Shares excluded from the registration statement at the request of the SEC.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement (1)

10.2	Form of Registration Rights Agreement (1)

(1)           Filed with the Securities and Exchange Commission on May 27, 2010 as an Exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated May 24, 2010, which exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Gold Mining Corp.

Date: June 24, 2010	By:	/s/ David Rector
David Rector, President